Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and to the use of our report dated December 12, 1997, Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A No. 33-48847) and the related Annual Report and Prospectuses of Federated Bond Fund (a portfolio of Investment Series Funds, Inc.) dated December 31, 1997.



By: ERNST & YOUNG LLP
    Ernst & Young LLP

Pittsburgh, Pennsylvania
December 23, 1997

(R/3-6-96)